Exhibit 4.2
EXECUTION VERSION
LETTER AMENDMENT NO. 4
TO
MASTER SHELF AGREEMENT
November 20, 2006
Prudential Investment Management, Inc.
The Prudential Insurance Company of America
Pruco Life Insurance Company
Security Life of Denver Insurance Company
American Skandia Life Assurance Corporation
Prudential Retirement Insurance and Annuity Company
Time Insurance Company (f/k/a Fortis Insurance Company)
American Memorial Life Insurance Company
Physicians Mutual Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Ladies and Gentlemen:
     We refer to the Master Shelf Agreement dated as of July 31, 2003 and amended by Letter Amendment No. 1 to Master Shelf Agreement dated May 15, 2004, Amendment No. 2 to Master Shelf Agreement dated September 28, 2005 and Letter Amendment No. 3 to Master Shelf Agreement dated June 16, 2006 (as so amended, the “Agreement”) among Layne Christensen Company (the “Company”), Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Security Life of Denver Insurance Company, American Skandia Life Assurance Corporation, Prudential Retirement Insurance and Annuity Company, Time Insurance Company (f/k/a Fortis Insurance Company), American Memorial Life Insurance Company and Physicians Mutual Insurance Company. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.
     The Company desires to amend the Agreement as set forth below, and Prudential and the Purchasers are willing to agree to such amendments, upon and subject to the terms and conditions set forth herein.
     Therefore, for good and valuable consideration, it is hereby agreed by you and us as follows:

1. Amendments to the Agreement. Subject to the satisfaction of the conditions set forth in paragraph 3 hereof, the undersigned holders of the Notes hereby agree with the Company to amend, effective as of the date first above written, the Agreement as follows:
     (a) Paragraph 5 (Affirmative Covenants). Paragraph 5 of the Agreement is amended as follows:
     (i) Clause (v) of paragraph 5A of the Agreement is amended by replacing “monthly financial statements” with “quarterly financial statements” therein.
     (ii) Paragraph 5J of the Agreement is amended by replacing “The Company will” at the beginning of such paragraph with the following:
     “Other than with respect to Priority Debt and other than with respect to Indebtedness permitted to be secured pursuant to clauses (xi) and (xii) of paragraph 6B(1), the Company will”
     (b) Paragraph 6 (Negative Covenants). Paragraph 6 of the Agreement is amended as follows:
     (i) Paragraph 6A(2) is amended by replacing “3.00 to 1.00” therein with “3.25 for any date through January 31, 2008, and 3.00 to 1.00 on any date thereafter”.
     (ii) Paragraph 6A(4) is amended by deleting such paragraph in its entirety and replacing it with the following:
     “6A(4). Priority Debt. The Company shall not permit Priority Debt at any time to exceed 10% of Tangible Net Worth.”
     (iii) Paragraph 6B(1) is amended by deleting clause (iv)(B) thereof in its entirety and replacing it with the following:
     “(B) excluding surety bonds and similar instruments, consisting of deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, appeal bonds, and other obligations of like nature arising in the ordinary course of business or”
     (iv) Paragraph 6B(1) is further amended by deleting clause (v) thereof in its entirety and replacing it with the following:
     “(v) Liens in existence on the date hereof or on the Fourth Amendment Effective Date, in the case of all of the foregoing, as set forth on Schedule 6B(1) attached hereto;”

     (v) Paragraph 6B(1) is further amended by deleting clause (xi) and (xii) thereof in their entirety and replacing them with the following:
     “(xi) Liens securing surety bonds and similar instruments up to $25,000,000 in the aggregate outstanding at any one time arising in the ordinary course of business;
     (xii) Liens securing Indebtedness incurred to finance the premiums for the Company’s insurance policies, which Indebtedness shall not exceed $5,000,000 in the aggregate at any one time outstanding for the Company and all Subsidiaries on a consolidated basis; and
     (xiii) Liens other than those described in clauses (i) – (xii) above that secure Indebtedness (other than Indebtedness under the Bank Agreement); provided that after granting such Lien the Company is in compliance with paragraph 6(A).”
     (vi) Paragraph 6B(2) is amended by deleting clauses (xi), (xii) and (xiii) thereof in their entirety and replacing them with the following:
     “(xi) investments (a) in the form of a loan or financing lease to a Person to finance the purchase of real property, personal property, services or equipment from the Company or any Subsidiary or (b) not in the form of a loan or finance lease in water related assets provided by the Company or any Subsidiary for customers in connection with which such customer has entered into a contract with the Company or such Subsidiary to purchase water or water related services from the Company or such Subsidiary at a future date; provided that (x) in the case of clause (a), if such loan or financing lease exceeds $500,000, the Company or such Subsidiary shall retain a Lien on any property or equipment sold to the extent permitted under applicable law, and (y) in the case of clause (a) or (b), (I) the aggregate amount of all such investments to any Person or its Affiliates outstanding at any time shall not exceed $5,000,000 and (II) the aggregate amount invested by the Company and all of its Subsidiaries in all such investments shall not exceed $20,000,000 in the aggregate outstanding at any time;
     (xii) [Reserved]; and
     (xiii) So long as no Default has occurred and is continuing or would be caused thereby, making investments (excluding interest on intercompany indebtedness and royalties) in (a) Persons that are not Subsidiaries and (b) Subsidiaries that are not Subsidiary Guarantors; provided that the aggregate amount of all such investments (whether occurring prior to, on or after the Fourth Amendment Effective Date) in clauses (a) and (b) shall not at any time exceed 25% of Tangible Net Worth.”
     (vii) Paragraph 6B(8) is amended by replacing “The Company will not” at the beginning of such paragraph with “Except for the transactions with National EnviroTech resulting from the AWSU Acquisition, the Company will not”.
     (viii) Paragraph 6E is amended by replacing each occurrence of “Reynolds Acquisition” therein with “AWSU Acquisition”.
     (c) Paragraph 10B (Other Terms). Paragraph 10B of the Agreement is amended to:
     (i) add the following definitions in the appropriate alphabetical positions therein:
“‘AWSU Acquisition’ shall mean the transactions contemplated by the AWSU Acquisition Documents.
‘AWSU Acquisition Documents’ shall mean that certain Stock Purchase Agreement, dated as of November 20, 2006, by and among the Company and American Water (USA), Inc., a Delaware corporation, together with all documents, agreements, and certificates executed or delivered in connection therewith from time to time.
‘Fourth Amendment Effective Date’ shall mean November 20, 2006.”
     (ii) amend the definition of “EBITDA” by adding the following at the end thereof:
“As contemplated by the last sentence of paragraph 6A (immediately following paragraph 6A(4)), the Company and Prudential hereby agree that in respect of the Acquisition of American Water Services Underground Infrastructure, Inc., for purposes of the calculations with respect to EBITDA of the Company under this Agreement, the following amounts will be added to EBITDA: (w) for the Company’s fiscal quarter ending January 31, 2007, $6,000,000, (x) for the Company’s fiscal quarter ending April 30, 2007, $4,500,000, (y) for the Company’s fiscal quarter ending July 31, 2007, $3,000,000, and (z) for the Company’s fiscal quarter ending October 31, 2007, $1,500,000.”
     (iii) amend the definition of “Indebtedness” by deleting the last sentence thereof; and

     (iv) amend the definition of “Priority Debt” by deleting such definition in its entirety and replacing it with the following:
“‘Priority Debt’ shall mean, at any time, the sum (without duplication) of (i) Indebtedness of the Company secured by Liens (except Liens permitted by paragraph 6B(1)(v), 6B(1)(viii) or 6B(1)(xii); plus (ii) all Indebtedness of Subsidiaries (excluding trade payables) or preferred stock of Subsidiaries owed to (or, in the case of preferred stock, owned by) any Person (other than Indebtedness secured by Liens permitted by paragraph 6B(1)(v), 6B(1)(viii) or 6B(1)(xii)) other than the Company or a Subsidiary Guarantor; plus (iii) all preferred stock of the Company or other capital stock of the Company with any redemption rights; provided that Priority Debt shall not include (1) Indebtedness represented by the Subsidiary Guarantees or guarantees of, or other direct or indirect obligations or liabilities of Subsidiaries under, or in respect of, the Bank Agreement provided that the parties to the Bank Agreement are subject to the Sharing Agreement or (2) unsecured Hedging Obligations of Subsidiaries and unsecured surety bonds of Subsidiaries, in each case arising in the ordinary course of business or (3) Indebtedness consisting of secured surety bonds and similar instruments up to $25,000,000 in the aggregate outstanding at any one time arising in the ordinary course of business.”
     (v) amend the definition of “Total Indebtedness” by deleting such definition in its entirety and replacing it with the following:
“‘Total Indebtedness’ shall mean the outstanding principal balance of the Obligations (as defined in the Bank Agreement) under the Bank Agreement (excluding the Letter of Credit Exposure, as defined therein), other Indebtedness of the Company and its Subsidiaries for borrowed money, including, without limitation the Indebtedness under the Notes, and the initial capitalized cost of assets of the Company and its Subsidiaries subject to capital leases at the time of calculation. For clarification, the defined term “Total Indebtedness” includes: (a) Indebtedness secured by any Lien (other than Liens permitted by clause (viii) of paragraph 6B(1)) existing on property owned subject to such Lien, whether or not the Indebtedness secured thereby shall have been assumed, (b) Guarantees (other than endorsement of negotiable instruments for collection in the ordinary course of business) and other contractual commitments (whether direct or indirect in connection with obligations, stock or dividends of any person) including, without limitation, liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for such Person’s account by banks or other financial institutions, but only in respect of and to the extent of payments made under such letters of credit or instruments by the issuers thereof, (c) mandatorily redeemable preferred stock, (d) Hedging Obligations,

(e) unfunded pension liabilities, (f) preferred stock of Subsidiaries held by third parties, and (g) the outstanding balance of the purchase price of uncollected accounts subject at such time to a sale of receivables or other similar transaction, regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on the balance sheet in accordance with GAAP. For clarification, the defined term “Total Indebtedness” does not include: (r) items of contingency reserves, (s) accrued insurance expense, (t) minority interest, (u) pension liabilities (other than unfunded pension liabilities), (v) reserves for deferred income taxes, (w) ordinary course trade accounts payable and accrued expenses shown as current liabilities on the most recent financial statements delivered pursuant to paragraph 5A to the holders of Notes, (x) Indebtedness permitted to be secured under clause (xii) of paragraph 6B(1), (y) unsecured surety bonds and similar instruments, and (z) secured surety bonds and similar instruments below the dollar limitations in clause (xi) of paragraph 6B(1).
     (d) Schedule 6B(1) (Existing Liens). Schedule 6B(1) to the Agreement is amended by deleting such schedule in its entirety and replacing it with Schedule 6B(1) attached hereto.
2. Representations and Warranties. In order to induce Prudential and the Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:
     (a) No Defaults. No Default or Event of Default exists under the Agreement, the Notes, the Subsidiary Guaranty Agreement or any other agreement or instrument executed in connection therewith, and no default or event of default exists under the Bank Agreement, any agreement or instrument executed in connection therewith or any other material contract or agreement to which the Company or any of the Subsidiary Guarantors is a party, and, to the Company’s knowledge, no such default or event of default is imminent.
     (b) Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantors set forth in the Agreement and the Subsidiary Guaranty Agreement are true and correct on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment (except to the extent such representations and warranties expressly are limited to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date).

3. Effectiveness. This Amendment shall be effective on and as of the date first written above, subject to the satisfaction of the following conditions precedent:
     (a) Prudential and the Purchasers shall each have received each of the following, in form, scope and substance satisfactory to each of them:
     (i) duly executed counterparts of this Amendment from all parties hereto;
     (ii) satisfactory written evidence of the consent to the execution and delivery of this Amendment by the Subsidiary Guarantors;
     (iii) satisfactory written evidence of the consent to the execution and delivery of this Amendment by the Company’s lenders under the Bank Agreement;
     (iv) a certified copy of an amendment to the Bank Agreement as of the date hereof (the “Bank Amendment”);
     (v) a Guarantor Supplement and a Consent and Agreement in respect of the Sharing Agreement, each duly executed and delivered by American Water Services Underground Infrastructure, Inc., Whitfield (Pty) Ltd. and Mag Con, Inc.; and
     (vi) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the amendments to the Agreement herein contained.
     (b) Each of the representations and warranties of the Company set forth herein shall be true and correct on and as of the date hereof.
4. Miscellaneous.
     (a) Consent to Bank Amendment. Prudential and the Purchasers hereby consent to the Bank Amendment in the form of the certified copy thereof delivered to Prudential and the Purchasers on the date hereof.
     (b) Effect on Agreement. On and after the effective date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement, shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

     (c) Counterparts. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.
[Remainder of this page blank; signature pages follow.]

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this Letter Amendment to Layne Christensen Company, 1900 Shawnee Mission Parkway, Mission Woods, Kansas 66205, Attention: Vice President — Finance and Treasurer.

Very truly yours, LAYNE CHRISTENSEN COMPANY
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Sr. Vice President—Finance

Agreed as of the date first above written:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
By:	/s/ Kelly A. Brendel /s/ WHB Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ Kelly A. Brendel /s/ WHB Vice President

PRUCO LIFE INSURANCE COMPANY
By:	/s/ Kelly A. Brendel /s/ WHB Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)
By:	Prudential Private Placement Investors, Inc. (as its General Partner)
	By:	/s/ Kelly A. Brendel /s/ WHB Vice President
Signature Page to Letter Amendment No. 4 to Master Shelf Agreement

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Kelly A. Brendel /s/ WHB Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Kelly A. Brendel /s/ WHB Vice President

TIME INSURANCE COMPANY (F/K/A FORTIS INSURANCE COMPANY)

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Kelly A. Brendel /s/ WHB Vice President

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Kelly A. Brendel /s/ WHB Vice President
Signature Page to Letter Amendment No. 4 to Master Shelf Agreement

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By:	/s/ Kelly A. Brendel /s/ WHB Vice President
Signature Page to Letter Amendment No. 4 to Master Shelf Agreement

CONSENT
     The undersigned, as Guarantors under the Subsidiary Guaranty Agreement dated as of July 31, 2003 (the “Guaranty”) in favor of the holders from time to time of the Notes issued pursuant to the Agreement referred to in the foregoing Letter Amendment, hereby consent to said Letter Amendment and hereby confirm and agree that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said Letter Amendment, all references in the Guaranty to the Agreement, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by said Letter Amendment.

BOYLES BROS. DRILLING COMPANY, a Utah corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Senior Vice President

CHRISTENSEN BOYLES CORPORATION, a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

INTERNATIONAL DIRECTIONAL SERVICES, L.L.C., a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE TEXAS, INCORPORATED, a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Signature Page to Consent

MID-CONTINENT DRILLING COMPANY, a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

STAMM-SCHEELE INCORPORATED, a Louisiana corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

VIBRATION TECHNOLOGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE DRILLING PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

Signature Page to Consent

LAYNE CHRISTENSEN AUSTRALIA PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

STANLEY MINING SERVICES PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

SMS HOLDINGS PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN HOLDINGS PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

WEST AFRICAN DRILLING SERVICES PTY (NO. 2) LTD., an Australian company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Director

Signature Page to Consent

LAYNE ENERGY, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY CHERRYVALE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY CHERRYVALE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY DAWSON, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY DAWSON PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY ILLINOIS, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Signature Page to Consent

LAYNE ENERGY ILLINOIS PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY MARKETING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY OPERATING, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY OSAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY PRODUCTION, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Signature Page to Consent

LAYNE ENERGY RESOURCES, INC., a Delaware corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY SYCAMORE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE ENERGY SYCAMORE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

CHERRYVALE PIPELINE, LLC, a Delaware limited liability company
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

COLLECTOR WELLS INTERNATIONAL, INC., an Ohio corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Signature Page to Consent

INTERNATIONAL WATER CONSULTANTS, INC., an Ohio corporation
By:	/s/ Jerry W. Fanska
	Name:	Jerry W. Fanska
	Title:	Vice President

Signature Page to Consent

Schedule 6B(1)
EXISTING LIENS
     1. Liens granted in oil and gas leasehold interests and related fixtures and personal property located thereon subject to joint operating agreements in connection with the following Coalbed Methane projects:
a. The Osage Project, as described in that certain Ownership, Exploration, Development and Operations Agreement by and between Presco, Inc., Mission Gas Partners LLC and Layne Christensen Company, dated March 6, 2003.
b. The Trees Oil Project, as described in that certain Joint Operating Agreement by and between Layne Energy Sycamore, LLC and The Trees Oil Company, dated November 10, 2005.
As of August 31, 2006, the personal property and fixtures of the Company and its Subsidiaries on which security interests have been granted in connection with the Coalbed Methane projects listed above generally consists of casing, pipe and pumps on 44 wells totaling approximately $1,068,463.
2. Tecniwell Srl has granted a Lien in its accounts receivable in connection with the obligations due to various Italian banks pursuant to certain advance arrangements backed by accounts receivable (outstanding balance of approximately US$228,225 at August 31, 2006).
3. Lien granted in connection with that certain Capital Lease between Layne Christensen Company and Wagner Equipment Co. dated June 10, 2005 for Caterpillar Model 430D IT4W, Stock #98922.
4. Lien granted in connection with that certain Capital Lease between Reynolds, Inc. and Caterpillar Financial Services Corp., dated November 4, 2006 for a 325C CR Excavator.
5. Lien granted in connection with that certain Capital Lease between Reynolds, Inc. and Caterpillar Financial Services Corp., dated August 24, 2006 for a TH460B Telehandler.
6. Lien granted in connection with that certain Capital Lease between Reynolds Inliner, LLC and Caterpillar Financial Services Corp., dated February 14, 2006 for a 303 CR Excavator.